PR Draft 5/24/11

TAX PROTECTION AGREEMENT

This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of [_____], 2011 by and among American Realty Capital Properties, Inc., a Maryland corporation (the “REIT”), ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each Protected Partner identified as a signatory on Schedule I, as amended from time to time.

RECITALS

WHEREAS, the REIT, the OP and certain contributing members, including the Protected Partners, have entered into that certain Contribution Agreement, dated as of February 4, 2011 (the “Contribution Agreement”) and various assignment and assumption and other agreements, pursuant to which the REIT desires to consolidate the ownership of a portfolio of properties currently owned, directly or indirectly, by certain limited liability companies, by contributing the interests in such limited liability companies to the Operating Partnership (the “Contribution”) in exchange for, among other things, units of limited partnership interest in the Operating Partnership (“OP Units”);

WHEREAS, it is intended that, except as set forth in the Contribution Agreement, for U.S. federal income tax purposes, the Contribution will be treated as a tax-free contribution by the Protected Partners to the Operating Partnership of the Contributed Interests in exchange for OP Units, under Code Section 721 (as defined below);

WHEREAS, the Contribution relates to the proposed initial public offering of the common stock of the REIT, par value $.01 per share, following which the REIT will operate as an externally managed and advised real estate investment trust within the meaning of Code Section 856; and

WHEREAS, as provided in Section 2.04(g) of the Contribution Agreement and in consideration for the agreement of the Protected Partners to consummate the Contribution, the Operating Partnership, the REIT and the Protected Partners are entering into this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

   Section 1.01          For purposes of this Agreement the following terms shall apply:

(a)           “50% Termination” has the meaning set forth in Section 1.01(ee).

(b)           “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(c)           “Agreement” has the meaning set forth in the Preamble.

(d)           “Closing Date” has the meaning assigned to it in the Contribution Agreement.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Collateral” has the meaning set forth in the definition of “Qualified Liability.”

(g)           “Contribution” has the meaning set forth in the Recitals.

(h)           “Contribution Agreement” has the meaning set forth in the Recitals.

(i)            “Debt Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

(j)            “Debt Notification Event” means, with respect to an Qualified Liability, any transaction in which such liability shall be refinanced, otherwise repaid (excluding for this purpose, scheduled payments of principal occurring prior to the maturity date of such liability), or guarantied by any of the REIT, the Operating Partnership, or one or more of their Affiliates, or guarantied by one or more partners of the Operating Partnership.

(k)           “Exchange” has the meaning set forth in Section 2.01(b).

(l)            “Fundamental Transaction” means a merger, consolidation or other combination of the Operating Partnership with or into any other entity, a transfer of all or substantially all of the assets of the Operating Partnership, any reclassification, recapitalization or change of the outstanding equity interests of the Operating Partnership, or a conversion of the Operating Partnership into another form of entity.

(m)          “Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

(n)           “Guarantied Liability” means any Qualified Liability that is guarantied, in whole or in part, by one or more Protected Partners in accordance with this Agreement.

(o)           “Guaranty Permissible Liability” means a liability with respect to which the lender permits a guaranty.

(p)           “Guaranty Opportunity” has the meaning set forth in Section 2.04(b).

(q)           “Make Whole Amount” means: (a) with respect to any Protected Partner that recognizes gain under Section 704(c) of the Code as a result of a Tax Protection Period Transfer, the sum of (i) the product of (x) the income and gain recognized by such Protected Partner under Section 704(c) of the Code in respect of such Tax Protection Period Transfer (taking into account any adjustments under Code Section 743 to which such Protected Partner is entitled) multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on a Protected Partner as a result of the receipt by a Protected Partner of a payment under Section 2.02 (the “Gross Up Amount”); provided, however, that the Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Protected Partner might have that would reduce its actual tax liability; and (b) with respect to any Protected Partner that recognizes gain as a result of a breach by the Operating Partnership of the provisions of Section 2.04 hereof, the sum of (i) the product of (x) the income and gain recognized by such Protected Partner by reason of such breach, multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on a Protected Partner as a result of the receipt by a Protected Partner of a payment under Section 2.04 (the “Debt Gross Up Amount”); provided, however, that the Debt Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Protected Partner might have that would reduce its actual tax liability. For purposes of calculating the amount of Section 704(c) gain that is allocated to a Protected Partner, (i) subject to clause (ii) below, any “reverse Section 704(c) gain” allocated to such partner pursuant to Treasury Regulations Section 1.704-3(a)(6) shall not be taken into account, and (ii) if, as a result of adjustments to the Gross Asset Value (as defined in the OP Agreement) of the Protected Properties pursuant to clause (b) of the definition of Gross Asset Value as set forth in the OP Agreement, all or a portion of the gain recognized by the Operating Partnership that would have been Section 704(c) gain without regard to such adjustments becomes or is treated as “reverse Section 704(c) gain” or Section 704(b) gain under Code Section 704, then such gain shall continue to be treated as Section 704(c) gain; provided that the total amount of 704(c) gain and income taken into account for purpose of calculating the Make Whole Amount shall not exceed the initial Section 704(c) gain amount as of the Closing Date (whether or not equal to the estimated amount set forth on Exhibit B).

(r)            “Make Whole Tax Rate” means, with respect to a Protected Partner who is entitled to receive a payment under Section 2.02 or Section 2.04, the highest combined statutory federal, state and local tax rate in respect of the income or gain that gave rise to such payment, taking into account the character of the income and gain in the hands of such Protected Partner (reduced, in the case of federal taxes, by the deduction allowed for income taxes paid to a state or locality) for the taxable year in which the event that gave rise to such payment under Section 2.02 or Section 2.04 occurred. Notwithstanding the foregoing, if a Protected Partner demonstrates to the reasonable satisfaction of the Operating Partnership that such Protected Partner is not entitled to a federal income tax deduction for all or a portion of the income taxes paid to a state or locality, the Make Whole Tax Rate applicable to such Protected Partner shall be reduced only by the deduction, if any, the Protected Partner is entitled to take for such taxes.

(s)           “OP Agreement” means the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

(t)           “OP Units” has the meaning set forth in the Recitals.

(u)          “Operating Partnership” has the meaning set forth in the Preamble.

(v)          “Pass Through Entity” means a partnership, grantor trust, or S corporation for U.S. federal income tax purposes.

(w)         “Permitted Disposition” means a sale, exchange or other disposition of OP Units (i) by a Protected Partner: (a) to such Protected Partner’s children, spouse or issue; (b) to a trust for such Protected Partner or such Protected Partner’s children, spouse or issue; (c) in the case of a trust which is a Protected Partner, to its beneficiaries, or any of them, whether current or remainder beneficiaries; (d) to a revocable inter vivos trust of which such Protected Partner is a trustee; (e) in the case of any partnership or limited liability company which is a Protected Partner, to its partners or members; and/or (f) in the case of any corporation which is a Protected Partner, to its shareholders, and (ii) by a party described in clauses (a), (b), (c) or (d) to a partnership, limited liability company or corporation of which the only partners, members or shareholders, as applicable, are parties described in clauses (a), (b), (c) or (d); provided, that for purposes of the definition of Tax Protection Period, such Protected Partner shall be treated as continuing to own any OP Units which were subject to a Permitted Disposition unless and until there has been a sale, exchange or other disposition of such OP Units by a permitted transferee which is not another Permitted Disposition.

(x)           “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

(y)           “Protected Partner” means: (i) each signatory on Schedule I attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Protected Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such OP Units; and (iii) with respect to a Protected Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.02 or Section 2.04 with respect to such Protected Partner, any person who (y) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Protected Partner in its own gross income.

(z)           “Protected Property” means each property identified on Exhibit A hereto and each property acquired in Exchange for a Protected Property as set forth in Section 2.01(b).

(aa)         “Qualified Liability” means either:

(i)           A liability of the Operating Partnership (or of an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes) with respect to which all of the following requirements are satisfied:

(A)           the liability is secured by real property or other assets (the “Collateral”) owned directly or indirectly by the Operating Partnership (or by an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes);

(B)           on the date on which the Operating Partnership designated such liability as a Qualified Liability, the fair market value (as reasonably determined in good faith by the Operating Partnership) of the Collateral was at least 140% times the outstanding principal amount (and any accrued and unpaid interest) of the liability and any other Qualified Liabilities secured by such Collateral at such time, provided that if interest on such liability is not required to be paid at least annually or if the documents evidencing such liability permit the borrower to borrow additional amounts that are secured by the Collateral, the outstanding principal amount of such liability shall include the maximum amount that could be so added to the principal amount of such liability without a default, provided, however, if notwithstanding the Operating Partnership’s commercially reasonable efforts, it is unable to make available the Guarantee Opportunities required by this Agreement, 130% shall be substituted for 140% as set forth above;

(C) the liability constitutes “qualified nonrecourse financing” as defined in Code Section 465(b)(6) with respect to the Protected Partners;

(D) other than guaranties by the Protected Partners, no other person has executed any guaranties with respect to such liability; and

(E) the Collateral does not provide security for another liability (other than another Qualified Liability) that ranks senior to, or pari passu with, the liability described in clause (A) above.

For purposes of determining whether clause (B) has been satisfied in situations where one or more potential Qualified Liabilities are secured by more than one item of Collateral, the Operating Partnership shall allocate such liabilities among such items of Collateral in proportion to their relative fair market values (as reasonably determined in good faith by the Operating Partnership); or

(ii)         A liability of the Operating Partnership that

(A)           is not secured by any of the assets of the Operating Partnership and is a general, recourse obligation of the Operating Partnership, and

(B)           is not provided by a lender that has an interest in the Operating Partnership or is related to the Operating Partnership within the meaning of Code Section 465(b)(3)(C).

(bb)         “Required Liability Amount” means, with respect to each Protected Partner, 110% of such Protected Partner’s estimated “negative tax capital account” as of the Closing Date, a current estimate of which is set forth on Exhibit C hereto for each such Protected Partner.

(cc)         “REIT” has the meaning set forth in the Preamble.

(dd)         “Section 2.4 Notice” has the meaning set forth in Section 2.04(c).

(ee)         “Tax Protection Period” means the period commencing on the Closing Date and ending on the tenth (10th) anniversary of the Closing Date; provided, however, that such period shall end with respect to any Protected Partner to the extent that such Protected Partner owns less than fifty percent (50%) of the OP Units originally received by the Protected Partner in the Contribution, disregarding the sale, exchange or other disposition of any such OP Units sold, exchanged or otherwise disposed of by the Protected Partner in a Permitted Disposition (such an event, a “50% Termination”).

(ff)         “Tax Protection Period Transfer” has the meaning set forth in Section 2.01(a).

(gg)         “Transfer” means any direct or indirect sale, exchange, transfer or other disposition, whether voluntary or involuntary.

(hh)         “Treasury Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE 2

TAX PROTECTIONS

Section 2.01             Taxable Transfers.

(a)           Unless the Partners’ Representative expressly consents in writing to a Tax Protection Period Transfer (for the avoidance of doubt, no vote in favor of a Tax Protection Period Transfer by the Partners’ Representative or any of its Affiliates or by a Protected Partner, in each case in its capacity as owner shares of the REIT or OP Units, shall constitute consent), during the Tax Protection Period, the Operating Partnership shall indemnify the Protected Partners as set forth in Section 2.02 if the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest shall cause or permit (i) any Transfer of all or any portion of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property) in a transaction that would result in the recognition of taxable income or gain by any Protected Partner under Code Section 704(c), or (ii) any Fundamental Transaction that would result in the recognition of taxable income or gain to any Protected Partner (a Fundamental Transaction and a Transfer, collectively a “Tax Protection Period Transfer”).

(b)           Section 2.01(a) shall not apply to any Tax Protection Period Transfer of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property): (i) in a transaction in which no gain is required to be recognized by a Protected Partner (an “Exchange”), including a transaction qualifying under Section 1031 or Section 721 (or any successor statutes) of the Code; provided, however, that any property acquired by the Operating Partnership in the Exchange shall remain subject to the provisions of this ARTICLE 2 in place of the exchanged Protected Property for the remainder of the Tax Protection Period; (ii) as a result of the condemnation or other taking of any Protected Property by a governmental entity in an eminent domain proceeding or otherwise, provided that the Operating Partnership shall use commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Section 1031 or a tax-free reinvestment of proceeds under Section 1033, provided that in no event shall the Operating Partnership be obligated to acquire or invest in any property that it otherwise would not have acquired or invested in.

(c)           For any taxable Transfer of all or any portion of any property of the Operating Partnership which is not a Tax Protection Period Transfer, the Operating Partnership shall use commercially reasonable efforts to cooperate with the Limited Partners to minimize any taxes payable by the Limited Partners in connection with any such Transfers.

Section 2.02             Indemnification for Taxable Transfers.

(a)           In the event of a Tax Protection Period Transfer described in Section 2.01(a), each Protected Partner shall, within 30 days after the closing of such Tax Protection Period Transfer, receive from the Operating Partnership an amount of cash equal to the estimated Make Whole Amount applicable to such Tax Protection Period Transfer. If it is later determined that the true Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount applicable to such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within 90 days after the closing of the Tax Protection Period Transfer, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Protected Partner shall promptly refund such excess to the Operating Partnership, but only to the extent such excess was actually received by such Protected Partner.

(b)           Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner under Section 2.01(a) shall be a claim against the Operating Partnership for the Make Whole Amount as set forth in this Section 2.02, and no Protected Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.01(a) or bring a claim against any person that acquires a Protected Property from the Operating Partnership in violation of Section 2.01(a).

Section 2.03             Section 704(c) Gains; Non-recourse Liability Allocation Method.

(a)           A good faith estimate of the initial amount of Section 704(c) gain allocable to each Protected Partner as of the Closing Date is set forth on Exhibit B hereto. The parties acknowledge that the initial amount of such Section 704(c) gain may be adjusted over time as required by Code Section 704(c) and the Treasury Regulations promulgated thereunder.

(b)           The Operating Partnership shall use, and shall cause any other entity in which the Operating Partnership has a direct or indirect interest to use, the “traditional method” under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under Code Section 704(c) with respect to each Protected Property to take into account the book-tax disparities as of the effective time of the Contribution with respect to such Protected Property and with respect to any revaluation of such Protected Property pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-3(a)(6) with no “curative allocations,” “remedial allocations” or adjustments to other items to offset the effect of the “ceiling rule.”

(c)           The Operating Partnership will first allocate to each Protected Partner an amount of “excess nonrecourse liabilities,” as defined in Treasury Regulations Section 1.752-3(a)(3), up to the amount of Section 704(c) gain that is allocable to such Protected Partner with respect to each property acquired by the Operating Partnership pursuant to the Contribution to the extent that each such property is subject to nonrecourse liabilities and such Protected Partner’s Section 704(c) gain with respect to each such property exceeds his gain with respect thereto described in Treasury Regulations Section 1.752-3(a)(2).

Section 2.04             Qualified Liability Maintenance and Allocation.

(a)           During the Tax Protection Period, the Operating Partnership shall: (1) maintain on a continuous basis an amount of Qualified Liabilities at least equal to the Required Liability Amount; and (2) provide the Partners’ Representative, promptly upon request, with a description of the nature and amount of any Qualified Liabilities that are available to be guarantied by the Protected Partners pursuant to Section 2.04(b) of this Agreement. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Operating Partnership shall not be required to maintain any amount of Qualified Liabilities in excess of the aggregate Required Liability Amount of all Protected Partners.

(b)           (i) During the Tax Protection Period, the Operating Partnership shall provide each Protected Partner with the opportunity to execute a guaranty, substantially in the form attached hereto as Exhibit D, of one or more Qualified Liabilities that are Guaranty Permissible Liabilities in an amount up to such Protected Partner’s Required Liability Amount (each such opportunity and each opportunity required by Section 2.04(c), a “Guaranty Opportunity”), and (ii) after the Tax Protection Period, and for so long as a Protected Partner has not had a 50% Termination, the Operating Partnership shall use commercially reasonable efforts to make Guaranty Opportunities available to each Protected Partner, provided that in the case of this clause (ii), the Operating Partnership shall not be required to incur any indebtedness that it would not otherwise have incurred, as determined by the Operating Partnership in its reasonable discretion; provided, however, that in the case of clauses (i) and (ii) the aggregate amount of all guaranties required to be made available by the Operating Partnership for execution by all Protected Partners need not exceed the aggregate Required Liability Amount of all Protected Partners. The Operating Partnership shall have the discretion to identify the Qualified Liability or Qualified Liabilities that shall be made available for guaranty by each Protected Partner. Each Protected Partner and its indirect owners may allocate the Guaranty Opportunity afforded to such Protected Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any debt subject to a Guaranty to the applicable Protected Partners. Each Protected Partner shall bear the costs incurred by it in connection with the execution of any guaranty to which it is a party. To the extent a Protected Partner executes a guaranty, the Operating Partnership shall deliver a copy of such guaranty to the lender under the Guarantied Liability promptly after receiving such copy from the relevant Protected Partner.

(c)           During the Tax Protection Period, the Operating Partnership shall not allow a Debt Notification Event to occur unless the Operating Partnership provides at least thirty (30) days’ written notice (a “Section 2.04 Notice”) to each Protected Partner that may be affected thereby. The Section 2.04 Notice shall describe the Debt Notification Event and designate one or more Qualified Liabilities that may be guarantied by the Protected Partners pursuant to Section 2.04(b) of this Agreement in an amount equal to the amount of the refinanced or repaid Qualified Liability that was guarantied by such Protected Partner immediately prior to the date of the refinancing or repayment. Any Protected Partner that desires to execute a guaranty following the receipt of a Section 2.04 Notice shall provide the Operating Partnership with notice thereof within fifteen (15) days after the date of the Section 2.04 Notice.

(d)           Provided the Operating Partnership satisfies its obligations under Section 2.04(a), (b) and (c) of this Agreement, it shall have no liability to a Protected Partner under Section 2.04(e) for breach of Section 2.04, whether or not such Protected Partner accepts its Guaranty Opportunity. Furthermore, the Operating Partnership makes no representation or warranty to any Protected Partner concerning the treatment or effect of any guaranty under Federal, state, local, or foreign tax law, and bears no responsibility for any tax liability of any Protected Partner or Affiliate thereof that is attributable to a reallocation, by a taxing authority, of debt subject to a guaranty (other than a reallocation that results from any act or omission taken by the Operating Partnership or one of its Affiliates in violation of this Section 2.04 or an act or omission that is indemnifiable under Section 2.04(e) of this Agreement).

(e)           If the Operating Partnership shall fail to comply with any provision of this Section 2.04, the Operating Partnership shall pay, within thirty (30) days of such failure, a Make Whole Payment to each Protected Partner who recognizes income or gain as a result of such failure equal to the estimated Make Whole Amount applicable to such failure. If it is determined that the true Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount applicable to such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within thirty (30) days after the date of such determination, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Protected Partner shall pay such excess to the Operating Partnership within thirty (30) days after the date of such determination, but only to the extent such excess was actually received by such Protected Partner.

(f)           Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner for a breach or violation of the covenants set forth in Section 2.04 shall be a claim a claim against the Operating Partnership for the Make Whole Amount as set forth in Section 2.04(e), and no Protected Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.04.

ARTICLE 3

GENERAL PROVISIONS

Section 3.01         Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.

Section 3.02    Rules of Construction. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  Unless explicitly stated otherwise herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

Section 3.03    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain form taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.04    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.05    Creditors. Other than as expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Operating Partnership.

Section 3.06    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

Section 3.07    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.08    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of any laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 3.09    Jurisdiction.   The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Borough of Manhattan, City of New York, State of New York, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

Section 3.10    Severability.  Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision is held invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

Section 3.11    Entire Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 3.12    Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 3.13    No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

REIT:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

OPERATING PARTNERSHIP:

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By:	AMERICAN REALTY CAPITAL PROPERTIES, INC.
Its general partner

By:
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

PROTECTED PARTNER:

ARC REAL ESTATE PARTNERS, LLC

By:
Name: Nicholas S. Schorsch
Title: Manager

Signature Page to Tax Protection Agreement

SCHEDULE I

PROTECTED PARTNERS

ARC Real Estate Partners, LLC

EXHIBIT A

PROTECTED PROPERTIES

Property Owner	Property

CRE JV Mixed Five CT Branch Holdings LLC	458 Ocean Avenue (450), New London, CT
CRE JV Mixed Five CT Branch Holdings LLC	6 Killingworth Road, Higganum, CT
CRE JV Mixed Five DE Branch Holdings LLC	5 West Commerce Street, Smyrna, DE
CRE JV Mixed Five IL 4 Branch Holdings LLC	7310 W Grand Avenue (7312), Elmwood Park, IL
CRE JV Mixed Five MI 7 Branch Holdings LLC	48950 Van Dyke Avenue, Utica, MI
CRE JV Mixed Five MI 7 Branch Holdings LLC	633 Notre Dame, Grosse Pointe, MI
CRE JV Mixed Five NH Branch Holdings LLC	405 Portland Avenue, Rollinsford, NH
CRE JV Mixed Five NH Branch Holdings LLC	54 Main Street, Pittsfield, NH
CRE JV Mixed Five NY 1 Branch Holdings LLC	17 South Market Street, Johnstown, NY
CRE JV Mixed Five NY 1 Branch Holdings LLC	501 State Street, Schenectady, NY
CRE JV Mixed Five NY 1 Branch Holdings LLC	501 Western Avenue, Albany, NY
CRE JV Mixed Five OH 1 Branch Holdings LLC	10300 Northfield, Northfield, OH
CRE JV Mixed Five OH 1 Branch Holdings LLC	38115 Euclid Avenue, Willoughby, OH
CRE JV Mixed Five OH 1 Branch Holdings LLC	7820 Plaza Boulevard, Mentor, OH
CRE JV Mixed Five OH 2 Branch Holdings LLC	16622 Harvard Avenue, Cleveland, OH
CRE JV Mixed Five OH 2 Branch Holdings LLC	17411 Lorain Avenue, Cleveland, OH
CRE JV Mixed Five OH 2 Branch Holdings LLC	4300 Clark Avenue, Cleveland, OH
CRE JV Mixed Five OH 3 Branch Holdings LLC	14534 Madison Avenue, Lakewood, OH
CRE JV Mixed Five OH 3 Branch Holdings LLC	21550 Center Ridge Road, Rocky River, OH
CRE JV Mixed Five OH 4 Branch Holdings LLC	9243 Broadview Road, Broadview Heights, OH
CRE JV Mixed Five PA Branch Holdings LLC	100 Essex Avenue, Narberth, PA
CRE JV Mixed Five PA Branch Holdings LLC	1635 East Derby Road, Havertown, PA
CRE JV Mixed Five PA Branch Holdings LLC	560 Donner Avenue, Monesson, PA
CRE JV Mixed Five PA Branch Holdings LLC	600 Market St/600 Merchant St, Ambridge, PA
CRE JV Mixed Five VT Branch Holdings LLC	152 S Main Street, St. Albans, VT
CRE JV Mixed Five VT Branch Holdings LLC	155 Maple Street, White River Junction, VT
CRE JV Mixed Five VT Branch Holdings LLC	177 Main Street, Poultney, VT
CRE JV Mixed Five MI 2 Branch Holdings LLC	31231 Harper Avenue, St. Clair Shores, MI
CRE JV Mixed Five MI 2 Branch Holdings LLC	69055 Main Street, Richmond, MI
CRE JV Mixed Five MI 3 Branch Holdings LLC	2050 12 Mile Road, Warren, MI
CRE JV Mixed Five MI 3 Branch Holdings LLC	27777 Southfield Road, Lathrup Village, MI
CRE JV Mixed Five MI 4 Branch Holdings LLC	23801 Michigan Avenue, Dearborn, MI
CRE JV Mixed Five MI 4 Branch Holdings LLC	15930 Michigan Avenue, Dearborn, MI
CRE JV Mixed Five NY 3 Branch Holdings LLC	89 Oriskany Boulevard, Whitesboro, NY
CRE JV Mixed Five NY 3 Branch Holdings LLC	N Chenango & Genesee, Greene, NY
CRE JV Mixed Five NY 4 Branch Holdings LLC	2000 Monroe Avenue, Rochester, NY
CRE JV Mixed Five NY 4 Branch Holdings LLC	212 Main Street, East Aurora, NY
CRE JV Mixed Five NY 4 Branch Holdings LLC	3180 Sheridan Drive, Amherst (Buffalo), NY
CRE JV Mixed Five OH 5 Branch Holdings LLC	214 High Street, Wadsworth, OH
CRE JV Mixed Five OH 5 Branch Holdings LLC	3720 Center Road, Brunswick, OH
CRE JV Mixed Five OH 5 Branch Holdings LLC	955 Boardman-Poland Road, Boardman, OH
CRE JV Mixed Five OH 6 Branch Holdings LLC	315 E Main Street, Louisville, OH
CRE JV Mixed Five OH 6 Branch Holdings LLC	780 W State Street, Alliance, OH
CRE JV Mixed Five IL 2 Branch Holdings LLC	417 S Water Street, Wilmington, IL
CRE JV Mixed Five IL 2 Branch Holdings LLC	6720 W 111 Street, Worth, IL
CRE JV Mixed Five MI 1 Branch Holdings LLC	24624 W 10 Mile Road, Southfield, MI
CRE JV Mixed Five MI 1 Branch Holdings LLC	36520 Moravian, Clinton Township, MI
CRE JV Mixed Five MI 6 Branch Holdings LLC	16530 E Warren, Detroit, MI
CRE JV Mixed Five MI 6 Branch Holdings LLC	19601 Vernier, Harper Woods, MI
CRE JV Mixed Five NY 2 Branch Holdings LLC	118 Main Street, Whitehall, NY
CRE JV Mixed Five NY 2 Branch Holdings LLC	Route 32, Vails Gate, NY
CRE JV Mixed Five NY 5 Branch Holdings LLC	5 S Broome Street, Port Jervis, NY
CRE JV Mixed Five IL 3 Branch Holdings LLC	2854 W Cermak Street (Road), Chicago, IL
CRE JV Mixed Five IL 3 Branch Holdings LLC	4231 Joliet Avenue, Lyons, IL
CRE JV Mixed Five IL 3 Branch Holdings LLC	9244 S Chicago Avenue, Chicago, IL
CRE JV Mixed Five IL 5 Branch Holdings LLC	12004 S Pulaski Road, Alsip, IL
CRE JV Mixed Five IL 5 Branch Holdings LLC	2917 W 95 Street, Evergreen Park, IL
CRE JV Mixed Five MI 5 Branch Holdings LLC	12380 Woodward Avenue, Highland Park, MI
CRE JV Mixed Five MI 5 Branch Holdings LLC	16841 Schaefer Road, Detroit, MI
CRE JV Mixed Five MI 5 Branch Holdings LLC	31441 Plymouth Road, Livonia, MI
CRE JV Mixed Five OH 7 Branch Holdings LLC	2200 Wales Avenue, NW, Massillon, OH
CRE JV Mixed Five OH 7 Branch Holdings LLC	54 Federal Avenue NE, Massillon, OH
ARC HDCOLSC001, LLC	420 Foster Brothers Drive, West Columbia, SC

EXHIBIT B

ESTIMATED ALLOCATIONS OF SECTION 704(c) GAIN

See attached.

EXHIBIT C

REQUIRED LIABILITY AMOUNT

See attached.

EXHIBIT D

FORM OF GUARANTY

See attached.